Letter of Acknowledgment Re: Unaudited Financial Information





The Board of Directors
LSB Industries, Inc.


We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 333-________) of LSB Industries, Inc. for the registration of 25,000 shares of its common stock under the Non-Qualified Stock Option Agreement (Daniel L. Ellis) of LSB Industries, Inc. of our reports dated May 12, 1998 and August 14, 1998, relating to the unaudited condensed consolidated interim financial statements of LSB Industries, Inc. that are included in its Forms 10-Q, as amended, for the quarters ended March 31, 1998 and June 30, 1998.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                        /s/ Ernst & Young LLP

                                        ERNST & YOUNG LLP


Oklahoma City, Oklahoma
August 24, 1998